Exhibit 10.23

PARTNERSHIP AGREEMENT

This Connectivity Agreement ("Agreement") is entered into as of December 27, 2007 ("Effective Date") by and between MedLink Healthcare Networks, Inc ("MedLink"), A Texas Corporation, with offices at 6380 Wilshire Blvd., Suite 900, Los Angeles, CA 90048, and Vemics, Inc., A Delaware Corporation, with offices at 523 Avalon Gardens, Nanuet, NY 10954, ("Vemics").

Recitals

1.                 The Vemics iMedicor Portal (“IMedicor”) gives physicians and healthcare professionals the ability to exchange patient Protected Health Information (“PHI”) with other healthcare organizations in a HIPAA compliant environment and manner. In addition, IMedicor also makes available to it’s users a catalog of Certified Medical Education (“CME”) content and a system that facilitates the use of voice recognition software whose application is to modify, edit and create radiological and medical documentation.

2.                 MedLink is a healthcare network organization offering a variety of financial and clinical discounted transaction services to  employees or patients of various PPOs, Insurance carriers, TPAs, self-insured employers, Federal and State agencies, Union Healthcare Trusts, membership organizations and other similar companies, through contracted healthcare providers and medical imaging facilities. These services include discounts for patients who are insured, under insured or have no insurance and require comprehensive medical tests such as X-Ray, CT Scan, PET Scan and MRI.

3.                 MedLink desires to establish a connection from its contracted healthcare providers and medical imaging facilities to IMedicor’s web portal in order to expand their client base and provide its client base the opportunity to use the services offered through the iMedicor professional portal. Functionality and components of this connection will include, but are not limited to, the following:

A.                 MedLink and Vemics will work together to implement a system to allow Physician(s) not currently part of the MedLink Network the opportunity to enroll their patients who qualify into the discounted services offer by MedLink.

B.                 On a non-exclusive basis, Vemics will make available to all authorized IMedicor Subscribers the MedLink service on an OPT in basis.

C.                 MedLink will deliver to iMedicor its list of imaging facilities, referring physicians and other health care workers that utilize their service on behalf of, or recommended to their patients. This data base will be delivered electronically and will contain name, address, contact person, phone number, fax number and wherever possible, e-mail address. The marketing messages or material to be sent out to all those included in this data base will not be delivered without the approval of both parties.

NOW, THEREFORE, intending to be legally bound hereby, MedLink and Vemics agree as follows:

1. DEFINITIONS.  Defined terms used in this Agreement but not otherwise defined herein shall have the meanings set forth in this Article 1 as follows:

1.1. "Confidential Information" shall mean confidential or other proprietary information that is disclosed by one party to the other party under this Agreement, including, without limitation, designs, software designs and code, product specifications and documentation, business and product plans, patient information, prescription information or data, Individually Identifiable Health Information and clinical data contained in the Prescription Data communicated between the parties, and other confidential business information.  Confidential Information shall not include information which: (i) is or becomes public knowledge without any action by, or involvement of, the party receiving the Confidential Information hereunder; (ii) is independently developed by the receiving party without use of the other party's Confidential Information; (iii) is already known to the receiving party at the time of disclosure under this Agreement; or (iv) is disclosed to the receiving party by a third party who is entitled to disclose it without restriction.

1.2. "MedLink Subscriber" shall mean a registered patient / customer of MedLink using the MedLink discounted service for those patients that are either insured, under insured or have no insurance.

1.3. "Intellectual Property Rights" shall mean all forms of intellectual property rights and protections and proprietary rights, including without limitation, all right, title and interest arising under United States common and statutory law and the laws of other countries to all: (i) patents and all filed, pending or potential applications for patents, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed; protecting all rights of patentability (ii) trade secret rights and equivalent rights; (iii) copyrights, other literary property or authors rights, whether or not protected by copyright or as a mask work; (iv) proprietary indicia, trademarks, trade names, symbols, logos and/or brand names and (v) inventions, know-how, methodologies and industrial design rights.

1.4. “Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160 and 164.

1.5. "Vemics Subscriber" shall mean a Vemics Customer who is an authorized physician using a Vemics software product or some other third-party software product and/or network to send and receive transactions through the iMedicor Portal.

1.13.  “Security Rule” shall mean the Security Standards for Protection of Electronic Protected Health Information at 45 C.F.R. Part 164, subpart C.

2. SERVICES, SUPPORT AND SYSTEM MODIFICATIONS.

2.1. General.  Subject to the terms of this Agreement, MedLink and Vemics will mutually implement the service to include offering iMedicor physicians the opportunity to enroll their qualified patients, that is, those patients who are insured, under insured or non-insured with the MedLink discounted test service. This service allows for substantial discounts when qualified patients, enrolled in the MedLink network are required by the referring physician to undergo major tests (X-Ray, CT SCAN, PET Scan, MRI, etc) and receive the network benefit of discounted test fees. This service is offered on and OPT in basis and at the sole discretion of the physician registered in iMedicor. In exchange for offering this service through the iMedicor portal, MedLink will deliver to iMedicor its list of referring physicians, Neurologists and Medical Imaging Centers who are part of their network. This list will be delivered electronically as a data base file and will include name, address, city, state, zip, phone, fax and e-mail where possible. Vemics will have the right to register all MedLink participants as temporary users and market to those registered to encourage them to visit the site and take advantage of the free communication tools that are available. No payment obligation is required to qualified healthcare workers who register and use the site. The list will be delivered within 48 hours of execution of this agreement.

2.2. Customer Comments.  Each party shall forward to the other party any comments or complaints received by each party with respect to the other party's System or the Connectivity Service in a timely manner.

2.3. Periodic Review.  At such times as the parties mutually agree, they will meet to review the Service.

2.4. Fees.  There are no direct fees associated with providing this service to either party.

2.5. Compensation – Vemics will receive $ 2.00 (Two Dollars) for every transaction of qualified patients when they actually use the service as intended, that is, as a discounted offer for under insured or for those patients without insurance. All such fees will be paid quarterly on the 15th of the month following the close of the quarter.

3. CONFIDENTIALITY and PRIVACY.

3.1.  Definition of "Confidential Information". Confidential Information  as used in this Agreement shall mean any and all technical and non-technical information including but not limited to patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of each of the parties. and it’s affiliates, and includes, without limitation, each of the parties and their affiliates information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information. “Confidential Information" also includes proprietary and/or confidential information of any third party that may disclose such information to either party in the course of the other party's business.

3.2. Protection of Confidential Information.  Each Party agrees not to use, transfer or otherwise disclose the Confidential Information of the other Party to any third party, except as required to perform its obligations under this Agreement or as otherwise provided by law.  Each Party shall (i) give access to such Confidential Information solely to those employees or independent contractors with a need to have access thereto for purposes of this Agreement, and (ii) take the same security precautions to protect against disclosure or unauthorized use of such Confidential Information that the Party takes with its own confidential information, but, in no event, shall a Party apply less than a reasonable standard of care to prevent such disclosure or unauthorized use. Nothing in this Agreement shall prevent either Party from disclosing the Confidential Information of the other Party pursuant to any judicial or governmental order or regulation, provided that the Party gives the other Party reasonable prior notice of such disclosure to contest such order.

3.3. Further Obligations.   Upon expiration or any termination of this Agreement or by written request of a Party, each Party shall return or destroy, all material in any medium that contains, refers to, or relates to such other Party’s Confidential Information, and retain no copies except as may be required to comply with applicable law.  In addition, upon expiration or any termination of this Agreement, each Party shall delete and/or “wipe clean” any data contained on any Computer System that contains Confidential Information of the other party in order to make such inaccessible by any means possible. If such return or destruction is not feasible, each Party shall extend the protections of this Agreement to the PHI and limit further uses and disclosures to those purposes that make the return or destruction of the PHI infeasible.

3.4. Injunctive Rights. A breach of any of the promises or agreements contained herein by either Party will result in irreparable and continuing damage to the non-breaching Party for which there will be no adequate remedy at law, therefore the non-breaching party shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

4. INTELLECTUAL PROPERTY RIGHTS.

4.1. MedLink Data Base.  MedLink shall retain all right, title and interest in, and shall be the sole owner of, the MedLink Data Base, any modifications, enhancements or improvements thereto and derivative works thereof, including any Intellectual Property Rights therein. MedLink shall retain all right, title and interest in, and shall be the sole owner of the MedLink Intellectual Property and/or Confidential Information in any form that it may be contained in.   Vemics will respect all Intellectual Property Rights of MedLink.

4.2. Vemics Interface.  Vemics shall retain all right, title and interest in, and shall be the sole owner of the Vemics Medical Portal, iMedicor, any modifications, enhancements or improvements thereto and derivative works thereof, including any Intellectual Property Rights therein. Vemics shall retain all right, title and interest in, and shall be the sole owner of the Vemics Intellectual Property and/or Confidential Information in any form that it may be contained in.   MedLink will respect all Intellectual Property Rights of Vemics.

5. TERM AND TERMINATION.

5.1. Term.  This Agreement shall commence on the Effective Date and continue for the period of three (3) years (the "Initial Term").  Thereafter, this Agreement shall automatically renew for additional periods of one (1) year ("Renewal Term"), unless either Party gives the other Party written notice of its intention to terminate not less than ninety (90) days prior to expiration of the Initial Term or any Renewal Term.  The Initial Term together with all Renewal Terms constitutes the "Term" of this Agreement.

5.2. Termination for Cause. In the event of any material breach of this Agreement, the non-breaching Party may terminate this Agreement prior to the end of the Term by giving thirty (30) days prior written notice describing the breach to the breaching Party; provided, however, that this Agreement shall not terminate if the breaching Party has cured said Breach within thirty (30) days after receiving written notification of its breach by non-breaching Party.

5.3. Termination for Insolvency. Either Party may terminate this Agreement, immediately upon written notice, (i) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings, provided that such proceedings are not dismissed within thirty (30) days of commencement, (ii) upon the other Party's making an assignment for the benefit of creditors, or (iii) upon the other Party's dissolution or ceasing to do business.

6. WARRANTY DISCLAIMER.  MEDLINK AND VEMICS’S CONFIDENTIAL INFORMATION ARE PROVIDED "AS-IS," WITHOUT ANY WARRANTIES OF ANY KIND.  EXCEPT TO THE EXTENT SET FORTH HEREIN TO THE CONTRARY, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. VEMICS PRODUCTS AND SERVICES INCLUDING BUT NOT LIMITED TO THOSE PRODUCTS AND/OR SERVICES PROVIDED BY THE IMEDICOR WEBSITE ARE PROVIDED "AS-IS," WITHOUT ANY WARRANTIES OF ANY KIND.  EXCEPT TO THE EXTENT SET FORTH HEREIN TO THE CONTRARY, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

7. INDEMNIFICATION.

7.1. General. Notwithstanding anything to the contrary herein, each Party shall indemnify, defend and hold harmless the other Party and its affiliates, and its respective directors, officers, employees and agents, from and against any and all liability, claim, loss, damage, injury or expense (including reasonable attorneys' fees) brought by a third party to the extent arising from the indemnifying Party's System, breach of this Agreement, or negligent or willful acts or omissions.

7.2. Intellectual Property Rights.  Each Party (the “First Party”) shall indemnify and hold the other (the “Second Party”) harmless from any claim by a third party and, at its own expense, shall defend any action brought or threatened against the Second Party to the extent that such claim or action is based on a claim that any portion of its System infringes upon the Intellectual Property Rights of a third party, not affiliated with the Parties.  In the event of such a claim or action, the First Party shall, without additional cost to the Second Party, take one of the following actions in the First Party's discretion: (a) make the offending portion of its System non-infringing; (b) replace the offending portion of its System with a functionally equivalent item; or (c) terminate the Second Party’s right to use its System.  Subject to the foregoing, the Second Party shall cease using any portion of the First Party’s System, if so directed by the First Party.  Continued use of the allegedly infringing System, or any portion thereof, by the Second Party after the First Party has directed the Second Party to cease use of the allegedly infringing System, or portion thereof, shall relieve the First Party of any further obligation under this Section 7.2 from the date of such direction.  THE FOREGOING STATES THE ENTIRE LIABILITY OF THE FIRST PARTY WITH RESPECT TO ANY CLAIMS OF INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT BY ITS SYSTEM.

7.3. Procedure. The indemnified Party shall promptly provide the indemnifying Party with written notice of any claim which the indemnified Party believes falls within the scope of this Section; provided, however, that, except to the extent the indemnifying Party is actually prejudiced by the indemnified Party's failure to provide such prompt notice, such failure to provide prompt notice hereunder shall not limit the indemnified Party's rights under this Section.  The indemnified Party may, at its own expense, assist in the defense of any such claim if it so chooses, provided that the indemnifying Party shall control such defense and all negotiations relative to the settlement of any such claim.

8. LIMITATION OF LIABILITY.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS OR LOST SALES, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES. THE TOTAL LIABILITY OF EACH PARTY ARISING FROM THIS AGREEMENT, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, SHALL NOT EXCEED TEN THOUSAND DOLLARS. THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THIS LIMITATION OF LIABILITY CLAUSE SHALL NOT APPLY TO THE INDEMINIFCATION REQUIREMENTS OF THE PARTIES SET FORTH IN SECTION 7. OF THIS AGREEMENT.

9. GENERAL PROVISIONS.

9.1. Relationship of the Parties. The relationship established between the Parties by this Agreement is that of independent contractors, and nothing contained herein shall be construed to: (i) give either Party the power to direct and/or control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow a Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever, except as contemplated by this Agreement.

9.2. Complete Understanding; Modification.  This Agreement constitutes the complete and exclusive agreement of the Parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement shall be effective unless in a writing signed by both Parties hereto.

9.3. Severability.  If any provision of this Agreement is held to be invalid or unenforceable under applicable law the remaining provisions of this Agreement shall not be affected thereby.

9.4. Non-assignability and Binding Effect.  Neither Party shall assign or transfer this Agreement without the prior written consent of the other Party, except to a successor-in-interest or a purchaser of substantially all of the assets of either Party, or the purchaser of the assets of the business unit or division of either Party using or providing the Connectivity Service.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns. This Agreement may be assigned with the written consent of all the parties to this Agreement. In addition, the parties hereby agree that Vemics, Inc. shall have the right to assign this Contract to any wholly owned subsidiary of Vemics, Inc.

9.5. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed effective when delivered by hand or by delivery via nationally recognized Overnight Courier (Such Federal Express, DHL, and UPS) with a signature receipt requested, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the addresses first listed above (or at such other address for a Party as shall be specified by like notice).

9.6. Force Majeure.  Neither Party shall be liable for any loss resulting from a cause over which it does not have direct control, including, but not limited to, failure of electronic or mechanical equipment or communication lines, telephone or other interconnect problems, computer viruses, unauthorized access, theft, operator errors, acts or terrorism, severe weather, earthquakes, or natural disasters, strikes or other labor problems, wars, or governmental restrictions.

9.7. Waiver.  No failure or delay on the part of any Party in exercising any right hereunder, irrespective of the length of time for which such failure or delay shall continue, will operate as a waiver of, or impair, any such right.  No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  No waiver of any right hereunder will be effective unless given in a signed writing.

9.8. Governing Law.  This Agreement is governed by the laws of the State of New York, U.S.A. without giving effect to any provision that would make the laws of another jurisdiction applicable.

9.9. Arbitration. In the event either party brings an action against the other to enforce the provisions of this Agreement, such action shall be resolved by arbitration in the County and State of the defending party, under the rules of the American Arbitration Association, with each party hereto appointing one arbitrator and the two appointed arbitrators appointing a third arbitrator.  The arbitrators will have no authority to vary or ignore the terms of this Agreement, and will be bound by controlling law.  The parties acknowledge because this Agreement affects interstate commerce the Federal Arbitration Act applies.  The majority decision of the three arbitrators shall be binding upon the parties hereto.  Each party shall pay for their own costs of representation and the fees of the Arbitrators shall be shared equally.

9.10. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

9.11. Publicity.  MedLink and Vemics will issue a joint press release regarding the relationship of the parties relative to this Agreement, subject to mutually approved content and schedule.  Neither Party shall use the other Party’s or the other Party’s customers’ logo or trademarks without the other Party’s prior written consent.

9.12. Amendments. The Parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary to comply with the requirements of applicable law, including but not limited to, the Health Insurance Portability and Accountability Act, Public Law 104-191. However, no change, amendment, or modification to this Agreement shall be valid and/or effective unless it is set forth in writing and signed as well as agreed to by both parties.

9.13. Survival.  Any provision of this Agreement that contemplates performance or observance subsequent to termination or expiration of this Agreement shall survive termination or expiration of this Agreement and continue in full force and effect.

MedLink Healthcare Networks, Inc.	Vemics, Inc.
By: Richard Burnett	By: Thomas Dorsett
Printed Name: /s/ Richard Burnett	Printed Name: /s/ Thomas Dorsett
Title: EVP/COO	Title: President Healthcare
Date: February 15, 2008	Date: February 14, 2008